Exhibit (a)(1)(D)

OFFER TO PURCHASE FOR CASH

Any and All Outstanding Shares of Common Stock

of

URGENT.LY INC.

at

$5.50 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated March 30, 2026

by

MEDFORD HAWK, INC.

a wholly owned subsidiary of

AGERO, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY

TIME, ON APRIL 25, 2026 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON

APRIL 24, 2026), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

March 30, 2026

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated March 30, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Medford Hawk, Inc., a Delaware corporation (“Purchaser”), and a wholly owned subsidiary of Agero, Inc., a Nevada corporation (“Parent”), to purchase all of the issued and outstanding shares of Common Stock, par value $0.001 per share (the “Shares”) of Urgent.ly Inc., a Delaware corporation (“Urgently”), at a purchase price of $5.50 per Share, net to the seller, in cash, without interest and subject to any required withholding taxes (the “Offer Price”), upon the terms and subject to the conditions of the Offer.

Also enclosed is Urgently’s Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”), which was filed by Urgently with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Offer.

THE BOARD OF DIRECTORS OF URGENT.LY RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES IN THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account pursuant to the Offer.

Please note carefully the following:

1.	The Offer Price is $5.50 per Share, net to the seller, in cash, without interest, and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

2.	The Offer is being made for all issued and outstanding Shares.

3.

The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of March 13, 2026 (together with any amendments or supplements thereto, the “Merger Agreement”), among Parent, Purchaser and Urgently, pursuant to which, after the completion of the Offer and provided that no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger (as defined below) will be in effect, nor will any action have been taken by any governmental authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, which in each case prohibits, makes illegal, or enjoins the consummation of the Merger, Purchaser will merge with and into Urgently (the “Merger”), without approval of Urgently’s stockholders, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with Urgently surviving as the surviving corporation in the Merger. As a result of the Merger, the Shares will cease to be publicly traded

4.

On March 13, 2026, after careful consideration, the Board of Directors of Urgently, among other things, (a) determined that the terms of the Offer, the Merger and the other Transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Urgently and its stockholders; (b) determined that it is in the best interests of Urgently and its stockholders, and declared it advisable, to enter into the Merger Agreement; (c) approved the execution and delivery by Urgently of the Merger Agreement, the performance by Urgently of its covenants and agreements contained herein and the consummation of the Offer, the Merger and the other Transactions upon the terms and subject to the conditions contained therein; and (d) resolved to recommend that Urgently stockholders accept the Offer and tender their shares of Company common stock to the Purchaser pursuant to the Offer.

5.

The Offer and withdrawal rights will expire at midnight, New York City time, on April 25, 2026 (one minute after 11:59 P.M., New York City time, on April 24, 2026), unless the Offer is extended by Purchaser in accordance with the Merger Agreement. Previously tendered Shares may be withdrawn at any time until the Offer has expired; and, if not previously accepted for payment, at any time, after May 29, 2026, pursuant to SEC (as defined in the Offer to Purchase) regulations.

6.

The Offer is subject to the satisfaction of the Minimum Condition (as defined in the Offer to Purchase) and the other conditions described in the Offer to Purchase. See Section 13 — “Conditions of the Offer” of the Offer to Purchase. The Offer is not subject to a financing condition.

7.

Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid or be caused to be paid by Parent, after giving effect to the Transactions, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any state in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such state or any administrative or judicial action pursuant thereto. Purchaser may, in its discretion, take such action as it deems necessary to make the Offer to holders of Shares in such state. The Offer is being made to all holders of Shares. We are not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other law or regulation of such jurisdiction. If we become aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with law or regulation, we will make a good faith effort to comply with any such law or regulation. If, after such good faith effort, we cannot comply with any such law or regulation, the Offer will not be made to (nor will tenders be accepted from or on behalf of holders of) the holders of Shares in such state. In those jurisdictions where applicable laws or regulations require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer To Purchase For Cash

All Outstanding Shares of

Common Stock

of

URGENT.LY

at

$5.50 NET PER SHARE

Pursuant to the Offer to Purchase dated March 30, 2026

by

MEDFORD HAWK, INC.

a wholly owned subsidiary of

AGERO, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY

TIME, ON APRIL 25, 2026 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON

APRIL 24, 2026), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 30, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by Medford Hawk, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Agero, Inc., a Nevada corporation, to purchase all of the issued and outstanding shares of Common Stock, par value $0.001 per share (the “Shares”) of Urgent.ly Inc., a Delaware corporation, at a purchase price of $5.50 per Share, net to the seller, in cash, without interest and subject to any required withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned’s behalf will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:     SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signatures(s))

(Please Print Name(s))

Address:

(Include Zip Code)

Area Code and Telephone Number:

Taxpayer Identification Number or Social Security Number: